Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2019 (except for the second paragraph of Note 9, as to which the date is July 8, 2019), in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-232251) and related Prospectus of Mirum Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

July 12, 2019